Exhibit 10.3

FORM OF REPLACEMENT WARRANT

This Warrant Replacement Notice (this “Replacement Notice”) is issued by Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Panbela Therapeutics, Inc., a Delaware corporation formerly known as Canary Merger Holdings, Inc. (“HoldCo”).Capitalized terms used, but not defined herein, have the meanings ascribed to them in the Agreement and Plan of Merger dated as of February 21, 2022 (the “Merger Agreement”) by and among the Company, Panbela Therapeutics, Inc., (“Parent”), HoldCo, Canary Merger Subsidiary I, Inc., Canary Merger Subsidiary II, Inc., (“Merger Sub II”), and Fortis Advisors, LLC, in its capacity as Stockholder Representative.

WHEREAS, the Company and [●] or its registered assigns (the “Holder”) are parties to that certain Warrant to Purchase Common Stock of Cancer Prevention Pharmaceuticals, Inc., dated as of [●], (the “Existing Warrant”; capitalized terms used herein but not otherwise defined in this Replacement Notice shall have the meanings ascribed to such terms in the Existing Warrant);

WHEREAS, pursuant to the Existing Warrant, the Company issued [●]warrants to the Holder to purchase shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), at a purchase price of $5.00 per share;

WHEREAS, the Merger Agreement provides, among other things, that Merger Sub II will be merged with and into the Company and Merger Sub II shall cease to exist, and the Company shall continue as the surviving corporation as a subsidiary of Holdco; and that each warrant to acquire shares of Company Common Stock (each, a “Company Warrant”) that is outstanding immediately prior to the consummation of the merger shall be, without any action on the part of the holder thereof be assumed by HoldCo and shall be converted into a warrant to purchase shares of common stock of HoldCo (“HoldCo Common Stock”);

WHEREAS, the Merger Agreement also provides that warrant as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the warrant immediately prior to the consummation of the merger, and each assumed and converted warrant shall be a warrant to acquire that number of whole shares of HoldCo Common Stock (rounded down to the nearest whole share) equal to the product of: (i) the number of shares of Company Common Stock subject to each Existing Warrant; and (ii) the Exchange Ratio (as defined in the Merger Agreement), at an exercise price per share of HoldCo Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Company Common Stock of such Existing Warrant by (B) the Exchange Ratio; and

WHEREAS, Section 5(a) of the Existing Warrant provides that the Company and its successor may make appropriate adjustments to the Existing Warrant in the event of a merger involving the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Existing Warrant is amended and replaced with the following Warrant to Purchase Common Stock of HoldCo, effective as of the date of the consummation of the Merger.

WARRANT TO PURCHASE COMMON STOCK

OF

PANBELA THERAPEUTICS, INC.

No. [●]	Amended as of June 15, 2022
Replaces warrant dated as of [ORIGINAL ISSUE DATE]
Void after [EXPIRATION DATE]

THIS CERTIFIES THAT, for value received [●] or its registered assigns (the “Holder”) is entitled, subject to the provisions and upon the terms and conditions set forth herein, at any time on or after, February 21, 2022 and prior to or at 5:00 p.m. (New York time) on [EXPIRATION DATE] to purchase from Panbela Therapeutics, Inc., a Delaware corporation (the “Company”) up to [●] shares of common stock, par value $0.001 per share of the Company, as subject to adjustment hereunder (the “Shares”). The purchase price shall be equal to $[●] per share, subject to further adjustment. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant replaces a warrant originally issued on [ORIGINAL ISSUE DATE] in connection with the transactions described in an Exchange Agreement, dated as of the same date (as amended, modified or supplemented), by and among the Cancer Prevention Pharmaceuticals, Inc. and the Holder (the “Exchange Agreement”) pursuant to which the Holder exchanged a Convertible Promissory Note for securities, including this Warrant.

1.            Exercise of the Warrant.

(a)    Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, by:

(i)    the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii)    the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier's or other check acceptable to the Company and payable to the order of the Company.

(b)    Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall instruct its transfer agent or depository to enter in its book entry settlement system the names of the respective holders thereof for that number of shares issuable upon such exercise. If the transfer agent or depository for the Company ceases to make its book-entry settlement system available for the Shares the Company shall instruct the transfer agent or depository to issue physical certificates for the Shares.

(c)    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(d)    Reservation of Common Stock. The Company agrees during the term the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the exercise of this Warrant such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for purposes of the exercise of this Warrant, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

2.            Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

3.            Transfer of the Warrant.

(a)    Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b)    Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 3(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c)    Transferability of the Warrant Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”), and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 4, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d)    Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e)    Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

4.            Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a)    Restrictions on Transfers. Any transfer of this Warrant or the Shares must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Shares, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Shares subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i)    there is then in effect a registration statement under the Securities Act disposition and such disposition is made in accordance with such registration statement or

(ii)     (A) such Holder shall have given prior written notice to the Company of such Holder's intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder's expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Shares under the Securities Act; or

(iii)    a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Shares without registration will not result in a recommendation by the staff of the Shares and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the Holder to the Company.

(b)    Permitted Transfers. Permitted transfers include (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Shares by any Holder to (x) a parent, subsidiary or other affiliate of a Holder that is a corporation, (y) any of the Holder's partners, members or other equity owners, or retired partners or members, or to the estate of any of its partners, members or other equity owners or retired partners or members, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder's intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c)    Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 4.

(d)    Removal of Legend. Any legend referring to federal and state securities laws identified stamped on a certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

5.            Adjustments. Subject to the expiration of this Warrant, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)    Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company in which Shares are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b)    Reclassification of Shares. If the Shares issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)    Subdivisions and Combinations. In the event that the outstanding shares of Common Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of Common Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)    Notice of Adjustments. Upon any adjustment in accordance with this Section 5, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

6.            No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

7.            Miscellaneous.

(a)    Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

(b)    Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i)    if to the Holder, to the Holder at the Holder's address, facsimile number or electronic mail address as shown in the Company's records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of this Warrant for which the Company has contact information in its records; or

(ii)    if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company's address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder.

Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered, or (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company's books and records and this Warrant or any notice delivered hereunder, the Company's books and records will control absent fraud or error.

(d)    Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e)    Jurisdiction and Venue. Each of the Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within Kent County in the State of Delaware in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f)    Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(g)    Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(h)    Waiver of Jury Trial EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(i)    Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(j)    Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

The Company signs this Warrant as of the date stated on the first page.

PANBELA THERAPEUTICS, INC.

By
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